Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

WashingtonFirst Bankshares, Inc.

Reston, Virginia

We hereby consent to the use in the Prospectus, constituting a part of this Registration Statement, of our report dated March 16, 2012, relating to the consolidated financial statements of WashingtonFirst Bankshares, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

BDO USA, LLP

Richmond, Virginia

August 10, 2012